EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-132181 and No. 333-159750) and S-8 (No. 333-132170, No. 333-123271, No. 333-117619, No. 333-143303, No. 333-147064, No. 333-150294, No. 333-157727 and No. 333-162765) of NetLogic Microsystems, Inc. of our report dated February 24, 2010, except as to Note 15, which is as of March 19, 2010, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 23, 2010